UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, Express Scripts Holding Company (the “Company”) announced the appointment of James M. Havel as Executive Vice President and Chief Financial Officer and principal financial officer of the Company and certain employment and compensation arrangements, including his Executive Employment Agreement and indemnification agreement.

On December 13, 2017, the Board of Directors approved Mr. Havel’s initial base annual salary of $750,000 and his target bonus opportunity of 100% of base salary for 2017, with amounts to be prorated to reflect his time in his position. The Board of Directors also approved his award of a one-time restricted stock unit grant under the Express Scripts Holding Company 2016 Long-Term Incentive Plan (the “2016 LTIP”) valued at $2,500,000, with an effective date of December 15, 2017. Such grant will vest on October 31, 2020, subject to accelerated vesting if Mr. Havel’s employment is terminated without cause and he assists with the successful identification and onboarding of his successor. Beginning in 2018, he will be eligible for annual equity grants under the 2016 LTIP, with an initial target equity award grant date value of $2,750,000, split evenly among non-qualified stock options, restricted stock units, and performance share units. The terms of the awards are consistent with the annual award program for other senior executives. Mr. Havel will be eligible to participate in Express Scripts’ basic benefit plans and the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), and to receive a Company contribution equal to 6% of his total annual cash compensation under the Deferred Compensation Plan, all in accordance with the Company’s customary terms and policies and consistent with other senior executives.

A description of the terms of senior executives’ compensation, the 2016 LTIP and the Deferred Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated March 17, 2017, for the Company’s 2017 annual meeting of stockholders (the “2017 Proxy Statement”). The Executive Employment Agreement is substantially similar to the form of Executive Employment Agreement used with all other senior executives (other than the CEO), which was previously described in the 2017 Proxy Statement and a copy of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 8, 2017. The indemnification agreement to be entered into with Mr. Havel is substantially similar to the form of indemnification agreement used with all other senior executives, which was previously described in the Company’s Current Report on Form 8-K dated March 5, 2014 and a copy of which has been filed as Exhibit 10.1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: December 19, 2017	By:	/s/ Martin P. Akins
Martin P. Akins
Senior Vice President and General Counsel

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